UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) April 13, 2006
CKE RESTAURANTS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-11313	33-0602639

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6307 Carpinteria Ave., Ste. A, Carpinteria, California	93013

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (805) 745-7500

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
     CKE Restaurants, Inc. (the “Company”) has entered into an agreement dated April 13, 2006 (the “Agreement”) with Matthew Goldfarb, pursuant to which the Company’s Board of Directors has appointed Mr. Goldfarb to the Board of Directors effective at the next regularly scheduled Board of Directors’ meeting, presently anticipated to be held on June 27, 2006, to fill the vacancy left by the resignation of Douglas Ammerman, whose term expires at the 2007 Annual Meeting of Stockholders. Mr. Goldfarb is a director and senior investment analyst at Pirate Capital LLC.
     The Agreement further provides that Mr. Goldfarb will tender his resignation from the Board of Directors at such time as either (i) Pirate Capital LLC and its affiliates own, in the aggregate, less than five percent (5%) of the Company’s outstanding Common Stock (for reasons other than dilution caused by the Company’s issuance of new securities), or (ii) Mr. Goldfarb is no longer affiliated with Pirate Capital LLC.
     Additionally, Mr. Goldfarb has represented that Pirate Capital LLC and its affiliates will vote at the Company’s 2006 Annual Meeting of Stockholders for the slate of nominees for directors approved by the Board of Directors (as described in Item 5.02 below).
     The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, which is attached hereto as Exhibit 10.1, and is hereby incorporated by reference.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     On April 11, 2006, the Board of Directors approved a slate of nominees for directors to be elected by the stockholders of the Company at the 2006 Annual Meeting of Stockholders, presently anticipated to be held on June 27, 2006. Messrs. Jerry Rubinstein, Daniel E. Ponder, Jr. and Carl Leo Karcher were approved as nominees to stand for election as directors, each to hold office for a three-year term expiring in 2009.
     Please see the disclosure set forth under Item 1.01 regarding the appointment of Matthew Goldfarb to the Board of Directors, which is incorporated by reference into this Item 5.02. Any committee assignments for Mr. Goldfarb will be determined by the Board of Directors at future meetings of the Board of Directors.

Item 7.01	Regulation FD Disclosure
     On April 17, 2006, the Company issued a press release announcing the appointment of Mr. Goldfarb to the Board of Directors effective at the next regularly scheduled Board of Directors’ meeting (as described in Item 1.01 above). The press release is attached hereto as Exhibit 99.1, and is hereby incorporated by reference. This information, including Exhibit 99.1, shall be deemed to be “furnished” in accordance with SEC release numbers 33-8216 and 34-47583.

Item 9.01	Financial Statements and Exhibits
(c) Exhibits

10.1	Agreement, dated April 13, 2006, between CKE Restaurants, Inc. and Matthew Goldfarb

99.1	Press Release, dated April 17, 2006, issued by CKE Restaurants, Inc.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CKE RESTAURANTS, INC.

Date: April 18, 2006	/s/ Theodore Abajian

Theodore Abajian
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Agreement, dated April 13, 2006, between CKE Restaurants, Inc. and Matthew Goldfarb
99.1	Press Release, dated April 17, 2006, issued by CKE Restaurants, Inc.